Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

SIRVA Provides Update on 2004 Results and Closing Process

CHICAGO, June 20, 2005 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today updated the status of previously disclosed activities related to its 2004 close process, and announced its intention to provide a further update and additional operating details with respect to its un-audited 2004 and first quarter 2005 results by the end of July.

On March 15, SIRVA announced that the filing of its Annual Report on Form 10-K would be delayed to allow for the completion of the company’s internal review and a review initiated by the audit committee of SIRVA’s board of directors, and to allow for additional time to prepare restated financial statements.  At that time, the company identified $33 million of net unanticipated pre-tax charges in the fourth quarter of 2004, $22 million of which related to accounting errors that would require restatements to previously issued financial statements.

While the closing process, internal review, and audit committee review are progressing, they are not yet completed. The numbers that follow are based on management’s current estimates with respect to findings to date, but remain subject to change, as certain additional review topics remain under evaluation.  On this basis, the company now estimates the net unanticipated pre-tax charges identified with respect to the fourth quarter of 2004 to be approximately $45 million.  The

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company has currently identified accounting errors with a cumulative effect of $27 million that will require the restatement of prior quarterly and annual financial statements, approximately $25 million of which relate to continuing operations.

The errors that will require restatement are principally concentrated within the company’s Insurance and European businesses, accounting for approximately $16 million and $7 million, respectively.  The balance of the errors of approximately $4 million are spread across SIRVA’s remaining businesses, and are primarily due to corrections of the company’s accounting for facility leases and associated escalation clauses, of which approximately $2 million relate to discontinued operations.

Overall, the company currently estimates the restatement will have the following effects on its annual financial results from continuing operations:

•                  Pre-tax income from continuing operations for the period 2001 and prior will not be materially impacted.

•                  Pre-tax income from continuing operations for 2002 will be reduced by approximately $3 million.

•                  Pre-tax income from continuing operations for 2003 will be reduced by approximately $5 million.

•                  Pre-tax income from continuing operations for the first nine months of 2004 will be reduced by approximately $17 million.

Additionally, the company has identified certain corrections that will not affect net income, but will result in a reclassification of previously reported balances within the income statement or balance sheet. These will be further detailed when the company releases its consolidated restated results.

The remaining $18 million of pre-tax charges relate to current operating activities or changes in estimates that will be included within reported results for the quarter ended December 31, 2004.  On March 15, the company itemized $11 million of pre-tax charges.  The additional $7 million of charges identified from March 15 to date are summarized as follows:

•                  $3 million related to the company’s decision to further increase the loss reserves in its insurance business.

•                  $2 million of corporate charges related to certain severance agreements.

•                  $1 million to impair certain non-insurance assets within the company’s Network Services segment that were divested in the first quarter of 2005.

•                  $1 million of miscellaneous items identified through the company’s year-end review.

Based upon work completed to date, the company estimates, on a continuing operations basis including these charges, an operating loss in the fourth quarter 2004 of ($11) million, a net loss of ($14) million and net loss per basic share of approximately ($0.19).  For the full year 2004, the company currently estimates income from continuing operations of $68 million, net income of $27 million and earnings per diluted share of approximately $0.35.  These estimated fourth quarter and full-year 2004 results reflect the impact of the restatements identified to date.

Due to the additional work required to complete the audit committee review, the incremental procedures undertaken by the company’s external auditors, and the supplemental external resources required to support and review the 2004 close and restatement process, the company currently expects expenses associated with these activities during 2005 to increase to approximately $55 million.

SEC Informal Inquiry

The company continues to cooperate with an informal inquiry from the Securities and Exchange Commission (SEC) related to the company’s previous earnings guidance announcement for the fourth quarter and full year ended December 31, 2004.

Sarbanes-Oxley

As disclosed in its March 15 release, the company’s management believes the accounting errors that gave rise to the restatements were the result of material weaknesses in internal control over financial reporting in its Insurance and European operating units.  As a result, management will conclude in the company’s Annual Report on Form 10-K that internal control over financial reporting was ineffective as of December 31, 2004.  The company is currently evaluating the remainder of its internal control structure, financial reporting procedures, and the preliminary findings with respect to the ongoing reviews, so that it can finalize all aspects of the reporting requirements of Section 404 of the Sarbanes-Oxley Act.

Financial Filings

As previously disclosed in the Current Reports on Form 8-K filed with the SEC on April 1 and April 5, the company amended the terms of its credit agreements to allow for, among other things, a 90-day extension of its requirement to deliver 2004 audited financial statements and a 60-day extension of its requirement to deliver its un-audited financial statements for the quarter ended March 31, 2005.  To allow for the completion of the audit committee review, and to provide sufficient time for the company’s external auditors to complete their audit of the company’s 2004 and restated 2003 and 2002 financial statements, the company will seek an amendment to allow for an extension of this requirement until September 30, 2005.  The company has no reason to believe that it will be unable to obtain the extension.   Prior to September 30, 2005, the company plans to meet with its lender group to discuss a more comprehensive amendment to its credit agreements to provide for additional operating flexibility.

Earnings Update and Conference Call

While the aforementioned reviews may still be in process, the company plans to hold a conference call with investors and issue a news release by the end of July. At that time, the company expects to present any updates and communicate its un-audited operating results, including segment information, for the quarter and year ended December 31, 2004 and for the quarter ended March 31, 2005.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions around the world.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release contains “forward-looking statements.” You should not place undue reliance on these statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Some important factors include without limitation our ability to continue to compete successfully; changes in the market for our services; general economic conditions being less favorable than expected; our ability to grow our relocation services business; risks associated with the real estate industry; changes in the regulatory environment, including antitrust, environmental and insurance laws and regulations, that could negatively affect the operation of our business; changes in TransGuard’s A.M. Best rating or outlook; risks associated with operating in foreign countries; loss of our key executive officers; changes in our accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (SEC), may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the outcome and costs associated with the audit committee review, the restatements, and the SEC inquiry, and the other factors described under the caption “Business – Investment Considerations” and other risks described in SIRVA’s 2003 Annual Report on Form 10-K and other reports submitted to the SEC from time to time.   All forward-looking statements speak only as of the date of this release. We undertake no obligation beyond that required by law to update any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this release.

Media Contacts

Jim Trainor

Vice President

Corporate Communications

630.468.4828 (work)

630.334.7865 (cell)

Judy Wohlt

Manager

Corporate Communications

630.468.4886 (work)

630.802.1299 (cell)

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

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